Exhibit 4.2


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE 1933 ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                              DIRECT INSITE CORP.

                        SENIOR SUBORDINATED SECURED NOTE

No. ___                                                         $__________

Bohemia, New York
March 29, 2005

     FOR  VALUE   RECEIVED,   DIRECT  INSITE  CORP.,   a  Delaware   corporation
(hereinafter    called   the    "Company"),    hereby   promises   to   pay   to
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or  registered  assigns  (the  "Holder"),   or  order,  the  sum  of  __________
($__________), on the Maturity Date, and to pay interest on the unpaid principal balance hereof at the Applicable Rate commencing June 28, 2005, until the same becomes due and payable, whether at maturity or upon acceleration or by repurchase in accordance with the terms hereof or otherwise. Any amount, including, without limitation, principal of or interest on this Note or the Optional Redemption Price or the Repurchase Price, that is payable under this Note and that is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid ("Default Interest"). No regular interest shall be due with respect to the period from March 29, 2005 to June 28, 2005. Regular interest shall be payable in arrears on each Interest Payment Date, commencing on October 1, 2005, on the principal amount outstanding on such date. Regular interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. No regular interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such redemption.

     All payments of principal of and premium, if any, interest, and other amounts on this Note shall be made in lawful money of the United States of America, or, at the option of the Holder and subject to the provisions of this Note, interest payable on any Interest Payment Date may be paid in whole or in part in fully paid and nonassessable shares of Common Stock. All cash payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article VI.

     The obligations of the Company under this Note shall rank in right of payment junior to the existing bank lines with JP Morgan Chase Bank, Sterling National Bank, Silicon Valley Bank, and DIRI Rec Fund LLC and senior to all other obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Securities Purchase Agreement and the Holder of this Note and this Note are subject to the terms and entitled to the benefits of the Securities Purchase Agreement.

     The following terms shall apply to this Note:


                                   ARTICLE I

                     PAYMENT OF CERTAIN INTEREST IN COMMON
                           STOCK; OPTIONAL REDEMPTION

     1.1 Issuance of Common Stock in Lieu of Cash Interest.

     (a) (1) The Holder may exercise its right to elect to receive payment of interest on this Note wholly or partly in Common Stock (herein sometimes called the "Share Interest Payment Option") with respect to any Interest Payment Date only by giving notice of such election to the Company not less than 5 or more than 10 Trading Days prior to such Interest Payment Date, which notice shall state the percentage of the interest payable on such Interest Payment Date which is to be paid in Interest Payment Shares, and which payment of interest in Common Stock shall be subject to the approval of the Company. If the Company does not approve the issuance of share of Common Stock in payment of interest with respect to any Interest Payment Date, the Company shall pay such interest in cash; provided, however, if the Company does not pay such cash by the Interest Payment Date, such interest shall be paid in shares of Common Stock. If the Holder elects the Share Interest Payment Option with respect to a particular Interest Payment Date and the Company approves such issuance or is required to issue shares of Common Stock, the Company shall issue to the Holder in respect of such Interest Payment Date the aggregate number of whole shares of Common Stock determined by dividing the per share Interest Share Price of the Common Stock on the applicable Interest Payment Date into an amount equal to the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Note which is being paid in Common Stock were being paid in such lawful money. Notwithstanding anything to the contrary herein, if the Interest Share Price on a particular Interest Payment Date is greater than 120% of the Market Price of the Common Stock on the date the Holder gives the Company notice that it has elected to exercise the Share Interest Payment Option with respect to such Interest Payment Date (the "Share Interest Notice Date"), the Holder may, at its option, require the Company to make such payment of interest on such Interest Payment Date in cash.

     (2) If the Holder elects the Share Interest Payment Option with respect to an Interest Payment Date and the Company approves such issuance or is required to issue shares of Common Stock, the Interest Payment Shares for such Interest

Payment Date shall become issuable on such Interest Payment Date and the Company shall deliver, or cause to be delivered, the appropriate number of shares of Common Stock to the Holder within five Trading Days after the applicable Interest Payment Date. If in any case the Company shall fail to deliver or cause to be delivered such number of shares of Common Stock to the Holder within such period of five Trading Days, then in addition to any other liabilities the Company may have hereunder and under applicable law (1) the Company shall pay or reimburse the Holder on demand for all out- of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, and (2) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Share Interest Payment Option, require payment in cash of the interest in respect of which the Holder exercised the Share Interest Payment Option, in which case the amount of such interest shall be immediately due and payable, with Default Interest thereon from the applicable Interest Payment Date until paid in full and the Company shall not be obligated or entitled to issue such Interest Payment Shares in respect of such Interest Payment Date. The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Interest Payment Date if the Holder becomes aware that shares of Common Stock so issuable have not been received as provided herein but any failure to give such notice shall not affect the Holder's rights under this Note or otherwise. No fractional shares of Common Stock shall be issued in payment of interest on this Note. In lieu thereof, the Company may, at its option, issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America in lieu of issuance of such fractional share.

     (b) If the Holder elects the Share Interest Payment Option with respect to a payment of interest on this Note with respect to a particular Interest Payment Date and the Company approves such issuance or is required to issue shares of Common Stock, the Company shall deliver to the Holder, on or prior to the date on which Interest Payment Shares for such payment of interest on this Note are to be received by the Holder, a Company Certificate setting forth (i) the total amount of the cash interest payment to which the Holder is entitled, (ii) the portion of such interest payment being made in Interest Payment Shares and the amount which is 100% thereof, (iii) the number of Interest Payment Shares allocable to such payment, as calculated pursuant to this Section 1.1, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 1.1(a), (v) a brief statement of the facts requiring such adjustment, and (vi) a brief statement that all of the requirements of this Section 1.1 have been met. The Interest Payment Shares shall be duly issued in the name of the Holder or its nominee. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Interest Payment Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this Section 1.1 in the absence of manifest error. On or before the pertinent payment date, the Company shall issue, or cause the transfer agent for the Common Stock to prepare and issue, the Interest Payment Shares in the name of the Holder or its nominee before being so delivered by the Company on the payment date.

     (c) The Interest Payment Shares, when issued pursuant to and in compliance with this Section 1.1, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Note to which such Interest Payment Shares relate.

     1.2 Optional Redemption. The following right of redemption must be exercised on a proportionate basis, in accordance with outstanding amount due, among this Note and the Other Notes. (a) At any time during the Optional Redemption Period, the Company shall have the right to redeem at any one time all or from time to time any part of the outstanding principal amount of this Note at the Optional Redemption Price pursuant to this Section 1.2 on any Optional Redemption Date. In order to exercise its right of redemption under this Section 1.2, the Company shall give an Optional Redemption Notice to the Holder not less than 5 days or more than 10 days prior to the Optional Redemption Date stating that: (1) the Company is exercising its right to redeem a specified portion (which may be all, if so specified by the Company) of this
Note in accordance with this Section 1.2, (2) the principal amount of this Note to be redeemed, (3) the Optional Redemption Price, and (4) the Optional Redemption Date. On the applicable Optional Redemption Date (or such later date as the Holder surrenders this Note to the Company) the Company shall pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the Optional Redemption Date, an amount equal to the Optional Redemption Price of the portion (which may be all) of this Note to be redeemed. In each such case the aggregate principal amount of this Note and the Other Notes to be so redeemed shall be at least $50,000.00 or such lesser aggregate principal amount of this Note and the Other Notes as shall remain outstanding at the time an Optional Redemption Notice is given.

     1.3 No Prepayment. Except as specifically provided in Section 1.2, this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the Maturity Date.


                                   ARTICLE II

                               CERTAIN COVENANTS

     So long as the Company shall have any obligation under this Note:

     2.1 Limitations on Certain Indebtedness. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur, suffer to exist or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

     2.2 Payment of Obligations. The Company will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, subject to the terms and conditions of the Securities Purchase Agreement, all their respective material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings and the Company shall have established adequate reserves therefor on its books.

     2.3 Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Significant Subsidiary to keep, all property which, in the reasonable business judgment of the Company, is useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Company will maintain, and will cause each Significant Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

     2.4 Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business and such matter other than maintenance of the Company's corporate existence, except where the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Company and the Subsidiaries, taken as a whole or,
(ii) the ability of the Company to pay and perform its obligations under the Transaction Documents.

     2.5 Compliance with Laws. The Company will comply, and will cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

     2.6 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

     2.7 Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Company shall not

     (a) sell, convey or otherwise dispose of all or substantially all of the assets of the Company as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

     (b) liquidate, dissolve or otherwise wind up the affairs of the Company.

     2.8 Limitation on Certain Issuances. The Company shall not (A) offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock Equivalent for which the price at which the holder of such Common Stock Equivalent is entitled to acquire shares of Common Stock varies based on the market or trading price of the Common Stock, or (B) offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock or Common Stock Equivalent on terms which provide for adjustment or repricing of the purchase price or number of shares or other units of such Common Stock or Common Stock Equivalents other than pursuant to customary anti-dilution provisions; provided, however, that nothing in this Section 2.8 shall prohibit the Company from issuing shares of Common Stock for cash for the account of the Company (x) in an offering that is underwritten on a firm commitment basis and registered with the SEC under the 1933 Act, or (y) an offering of Common Stock that is a private investment in publicly-traded equity (commonly known as a PIPE).

     2.9 Limitations on Liens. The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any mortgage, lien, pledge, security interest or other charge or encumbrance (including, without limitation, the lien or retained security title of a conditional vendor), all of which are referred to below as "liens", upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except:

     (a) liens upon any property of any Subsidiary or Subsidiaries as security for indebtedness owing by such Subsidiary to the Company;

     (b) liens securing this Note and the Other Notes ratably;

     (c) liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such liens; liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' liens under leases to which the Company or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such liens described in this subsection (d) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

     (d) liens existing on the Issuance Date and listed in Schedule 4(r) to the Securities Purchase Agreement; and

     (e) liens upon raw materials, works in progress and finished goods inventory and accounts receivable granted to a bank, finance company or other institutional lender providing receivables and inventory financings.

     2.10 Transactions with Affiliates. The Company will not pay, and will not permit any Subsidiary, directly or indirectly, to pay, any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors.

     2.11 Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitations of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

     2.12 Notice of Defaults. The Company shall notify the Holder promptly, but in any event not later than five days after the Company becomes aware of the fact, of any failure by the Company to comply with this Article II.

     2.13 Security Agreement. No later than 30 days after the date hereof, the Company shall execute and deliver to the Holder and the holders of the Other Notes a Security Agreement, in form, scope and substance reasonably satisfactory to a majority in interest of the Holder and such other holders, taken together, based upon the aggregate principal amount of Notes outstanding, granting a security interest in all of the assets of the Company excluding only Receivables as such term is defined in the Silicon Valley Bank Accounts Receivable Purchase Agreement dated October 10, 2001 (the "Collateral") to secure the obligations of the Company under this Note. Such security interest shall be junior only to the existing bank lines with JP Morgan Chase Bank, Sterling National Bank, Silicon Valley Bank and DIRI Rec Fund LLC. The Company shall use its commercially reasonable efforts to obtain any necessary consents to the granting of such security interest to the Holder and the holders of the Other Notes.


                                  ARTICLE III

                               EVENTS OF DEFAULT

     3.1 If any of the following events of default (each, an "Event of Default") shall occur:

     (a) Failure to Pay Principal, Interest, Etc. The Company fails (1) to pay the principal, the Optional Redemption Price or the Repurchase Price hereof when due, whether at maturity, upon acceleration or otherwise, as applicable, or (2) to pay any installment of interest hereon when due and, in the case of this clause (2) of this Section 3.1(a) only, such failure continues for a period of ten Business Days after notice from the Holder to the Company thereof; or

     (b) Breach of Certain Covenants. The Company fails to comply with Section 2.1, 2.7 or 2.8; or

     (c) Breach of Other Covenants. The Company fails to comply in any material respect with any other provision of Article II of this Note (other than Section 2.1, 2.7 or 2.8) or breaches any other material covenant or other material term or condition of this Note or any of the other Transaction Documents (other than as specifically provided in clauses (a) and (b) of this Section 3.1), and such breach continues for a period of 15 days after written notice thereof to the Company from the Holder; or

     (d) Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto (or pursuant to any Transaction Documents) shall be false or misleading in any material respect when made; or

     (e) Certain Voluntary Proceedings. The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

     (f) Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

     (g) Judgments and Governmental Actions. Any court of competent jurisdiction or any governmental authority shall enter one or more judgments against the Company or any Subsidiary or any of their respective properties or other assets, or find the Company or any Subsidiary liable for any damages or past due unpaid liabilities, including in respect of any unpaid taxes, including federal or state income, sales, use or other taxes, in an aggregate amount in excess of $50,000; or

     (h) Default Under Other Agreements. (a) The Company or any Subsidiary shall
(i) default in any payment with respect to any Indebtedness for borrowed money (other than this Note) which Indebtedness has an outstanding principal amount in excess of $75,000 individually or in the aggregate for all such Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in any material respect in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder) and such default shall continue for five days (or to such earlier date as the holder of any other Indebtedness shall declare the same due and payable by reason of such default; or (b) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of the $75,000 individually or in the aggregate for all such Indebtedness shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

     (i) Failure to Provide Security Interest. The Company does not provide the Holder and the holders of Other Notes with a perfected security interest in the Collateral to secure the obligations of the Company under the Notes by May 13, 2005, junior only to the existing bank lines with JP Morgan Chase Bank, Sterling National Bank, Silicon Valley Bank and DIRI Rec Fund LLC; then,

     (1) upon the occurrence and during the continuation of any Event of Default specified in clause (a), (b), or (d) of this Section 3.1, at the option of the Holder, and upon the occurrence of any Event of Default specified in clause (e),
(f) or (i) of this Section 3.1: (X) the Company shall pay to the Holder an amount equal to the outstanding principal amount of this Note plus accrued and unpaid interest on such principal amount to the date of payment plus accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, (Y) all other amounts payable hereunder or under any of the other Transaction Documents shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity; and

     (2) upon the occurrence and during the continuation of any Event of Default specified in clause (c), (g) or (h) of this Section 3.1: (A) if any Event of Default continues during the period of 30 consecutive days following the occurrence of such Event of Default, then thereafter so long as any Event of Default is continuing, at the option of the Holder (i) the Company shall pay to the Holder an amount equal to the outstanding principal amount of this Note plus accrued and unpaid interest on such principal amount to the date of payment plus accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, and (ii) all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, and (B) the Holder shall be entitled to exercise all rights and remedies available at law or in equity other than those set forth in the immediately preceding clause (A).


                                   ARTICLE IV

                       REPURCHASE UPON A REPURCHASE EVENT

     4.1 Repurchase Right Upon Repurchase Event. If a Repurchase Event occurs, in addition to any other right of the Holder, the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or any portion hereof on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event; provided that any such repurchase shall be made proportionally among the Holder and the holders of Other Notes who have elected to have their Notes repurchased due to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a price equal to the Repurchase Price.

     4.2 Notices; Method of Exercising Repurchase Rights, Etc. (a) On or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

     (i) the date by which the repurchase right must be exercised, and

     (ii) a description of the procedure (set forth in this Section 4.2) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

     (b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 30th day after a Company Notice (or if no such Company Notice has been given, within 40 days after the Holder first learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, and (ii) this Note, duly endorsed for transfer to the Company of the portion of the outstanding principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

     (c) If the Holder shall have given a Holder Notice, then on the date which is five Business Days after the date such Holder Notice is given (or such later date as the Holder surrenders this Note) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder in writing to the Company at least one Business Day prior to the applicable repurchase date.

     4.3 Other. A Holder Notice given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. No such claim of defect shall limit or delay performance of the Company's obligation to repurchase any portion of this Note, the repurchase of which is not in dispute.


                                   ARTICLE V

                                   CONVERSION

     5.1 Conversion Into Next Financing. (a) The Holder may convert all or any part of the principal and accrued interest on this Note into the securities issued in a Future Financing; provided that any partial conversion shall be in an amount at least equal to the minimum subscription allowable pursuant to the terms of the Future Financing. This Note may be converted into the number and type of securities as could be purchased in the Future Financing for a purchase price equal to the principal amount and accrued interest, including Default Interest, if any, on this Note being converted.

     (b) In the event the Company contemplates a Future Financing, the Company shall provide written notice thereof to the Holder, which notice shall set forth in reasonable detail the terms of the Future Financing and include the final, definitive purchase agreement and related documentation. To exercise its conversion right, the Holder shall provide written notice to the Company within five Business Days after receipt of such notice from the Company of the principal and accrued interest it wishes to convert. In the event that the Company fails to deliver notice of the consummation of the Future Financing, the Holder shall have the right to convert this Note into the same securities on the same terms as those issued in the Future Financing by notice to the Company no later than thirty days after it learns of the consummation of the Future Financing.


                                   ARTICLE VI

                                  DEFINITIONS

     6.1 Certain Defined Terms. (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

     (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "AMEX" means the American Stock Exchange, Inc.

     "Applicable Rate" means 5 percent per annum or, if an Event of Default shall occur, then so long as any Event of Default shall continue, 12 percent per annum (or in either case such lesser rate as shall be the highest rate permitted by applicable law).

     "Board of Directors" means the Board of Directors of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

     "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

     "Common Stock" means the Common Stock, par value $.0001 per share, or any shares of capital stock of the Company into which such shares shall be changed or reclassified after the Issuance Date.

     "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

     "Company" shall have the meaning provided in the first paragraph of this Note.

     "Company Certificate" means a certificate of the Company signed by an Officer.

     "Company Notice" means a Company Notice in the form attached hereto as Exhibit B.

     "Default Interest" shall have the meaning provided in the first paragraph of this Note.

     "Default Rate" means 12 percent per annum.

     "Eligible Bank" means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

     "Event of Default" shall have the meaning provided in Section 3.1.

     "Fundamental Change" means

     (a) Any consolidation or merger of the Company or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

     (b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

     (c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 25% or more of the(i) combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors or (ii) fully diluted shares of Common Stock.

     "Future Financing" means a private placement financing, or series of related private placement financings, by the Company after the Closing Date pursuant to which gross proceeds of at least $1,500,000 are raised

     "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

     "Holder" shall have the meaning provided in the first paragraph of this Note.

     "Holder Notice" means a Holder Notice in the form attached hereto as Exhibit C.

     "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

     "Interest Payment Date" means each July 1, October 1, January 1 and April 1 and the Maturity Date.

     "Interest Payment Shares" means the shares of Common Stock issuable in payment of interest on this Note in accordance with Section 1.1.

     "Interest Share Price" for any Interest Payment Date means the average of the Market Price of the Common Stock for all of the Trading Days during the period of 10 consecutive Trading Days ending on and including the Trading Day immediately preceding such Interest Payment Date.

     "Issuance Date" means March 29, 2005.

     "Market Price" with respect to any security on any day shall mean the closing price of such security on such day on the Nasdaq, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing price of such security on the over-the- counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

     "Maturity Date" means the earlier to occur of (i) September 29, 2006, (ii) the date on which demand for payment of the loan payable to JPMorgan Chase Bank is made, and (iii) commencing May 13, 2005, the due date of the loan payable to JPMorgan Chase Bank pursuant to the Grid Demand Promissory Note, dated as of June 27, 2003, including if due on demand and whether or not demand for payment is actually made, as such due date may be extended.

     "Nasdaq" means the Nasdaq National Market.

     "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

     "Next Financing" means the next private placement financing, or series of related private placement financings, by the Company after the Closing Date pursuant to which gross proceeds of at least $1,500,000 are raised.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "1933 Act" means the Securities Act of 1933, as amended.

     "Note" means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

     "NYSE" means the New York Stock Exchange, Inc.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

     "Optional Redemption Date" means each Business Day on which this Note is to be redeemed in whole or in part pursuant to Section 1.2.

     "Optional Redemption Notice" means an Optional Redemption Notice in the form attached hereto as Exhibit A.

     "Optional Redemption Period" means the period which commences on the date that is thirty days after closing of the Next Financing and ends on the Maturity Date.

     "Optional Redemption Price" means an amount in cash equal to the sum of (1) 100% of the outstanding principal amount of this Note specified in an Optional Redemption Notice as being redeemed by the Company plus (2) accrued and unpaid interest on such principal amount to the applicable Optional Redemption Date plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note to the Optional Redemption Date.

     "Other Notes" means the Senior Subordinated Secured Notes issued by the Company pursuant to the Securities Purchase Agreement other than this Note.

     "Permitted Indebtedness" means

     (1) Indebtedness outstanding on the Issuance Date prior to issuance of this Note and listed on Schedule 4(l) to the Securities Purchase Agreement; and

     (2) Indebtedness evidenced by the Note and the Other Notes;

     (3) Indebtedness incurred after the Issuance Date which is unsecured, subordinated to the Notes as to payment on terms approved in advance of such incurrence by a majority in interest of the Holders of the Notes, based upon the outstanding principal amounts thereof, as evidenced by the written approval of such Holders given prior to the incurrence of such Indebtedness, and for which no payment of principal of such Indebtedness is scheduled to be due prior to the date that is six months after the latest scheduled Maturity Date;

     (4) endorsements for collection or deposit in the ordinary course of business;

     (5) in the case of any Subsidiary, Indebtedness owed by such Subsidiary to the Company;

     (6) Accrued expenses and trade payables incurred in the ordinary course of business of the Company;

     (7) Indebtedness incurred after the Issuance Date in an aggregate amount not to exceed $250,000 at any one time outstanding so long as (x) such Indebtedness is incurred for the purpose of acquiring equipment owned or used or to be owned or used by the Company or any Subsidiaries (or for the purpose of acquiring the capital stock or similar equity interests of a Subsidiary that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the equipment, capital stock or other equity interest so acquired plus reasonable transaction expenses and (y) such Indebtedness, if secured, is secured solely by the interest of the Company or one of its Subsidiaries in the equipment so acquired and rights related thereto; and

     (8) Indebtedness incurred after the Issuance Date not to exceed $250,000 that is unsecured or subordinate to the Holder;

so long as at the time of incurrence of such Indebtedness no Event of Default has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing or would result from such incurrence and so long as in the case of such Indebtedness referred to in the preceding clauses (2),
(3), (7) and (8), such Indebtedness shall have been approved by the Board of Directors prior to the incurrence thereof.

     "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registration Statement" means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 8(a)(1) of the Securities Purchase Agreement.

     "Repurchase Event" means the occurrence of any one or more of the following events:

     (a) Any Fundamental Change;

     (b) The consummation of the Next Financing;

     (c) The occurrence of any Event of Default specified in Article III of this Note; or

     (d) The failure of the Company to deliver to the Holder copies of fully-executed contracts with the customers listed on Exhibit D, substantially final drafts of which have been previously delivered to Holder or, with respect to GSX and Lenovo, contracts or proof of ongoing payments substantially equivalent thereto.

     "Repurchase Price" means with respect to any repurchase pursuant to Sections 4.1 and 4.2 an amount in cash equal to the sum of (1) 100% of the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the date of such repurchase plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of such repurchase.

     "Rule 144A" means Rule 144A as promulgated under the 1933 Act or any successor rule thereto.

     "SEC" means the Securities and Exchange Commission.

     "SEC Effective Date" means the date the Registration Statement is first declared effective by the SEC.

     "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 29, 2005, by and between the Company, Metropolitan Venture Partners II, L.P. and Sigma Opportunity Fund, LLC.

     "Share Interest Notice Date" shall have the meaning provided in Section 1.1(a).

     "Share Interest Payment Option" shall have the meaning provided in Section 1.1(a).

     "Significant Subsidiary" shall have the meaning provided in Regulation S-X of the SEC, except that a Subsidiary shall not be a Significant Subsidiary only if such Subsidiary, when consolidated for financial reporting purposes with all other Subsidiaries which are not Significant Subsidiaries, would not constitute a Significant Subsidiary.

     "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

     "Trading Day" means at any time a day on which any of a national securities exchange, Nasdaq, the OTC Bulletin Board or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

     "Transaction Documents" means this Note, the Securities Purchase Agreement,
and  the  Warrants  and  the  other   agreements,   instruments   and  documents
contemplated hereby and thereby.

     "Transfer Agent" means Manhattan Transfer & Registrar Company, or its successor as transfer agent and registrar for the Common Stock.

     "Warrants" means Common Stock Purchase Warrants of the Company issued to the original Holder of this Note pursuant to the Securities Purchase Agreement.

                                   ARTICLE VII

                                 MISCELLANEOUS

     7.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     7.2 Notices. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission, the receipt of which is electronically confirmed, or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three days after being deposited in the facilities of the United States Postal Service, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be 80 Orville Drive, Bohemia, New York 11716, Attention: Chief Financial Officer (telephone line facsimile transmission number (631) 563-8085). The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

     7.3 Amendment, Waiver, Etc. Neither this Note nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and a majority in interest of the Holders of Notes and Other Notes (which must include Metropolitan Venture Partners II, L.P., except in the case where the rights of Metropolitan Venture Partners II, L.P. would not be materially adversely affected by a waiver, in which case their prior written consent shall not be required), taken together, based upon the aggregate principal amount of the Notes and Other Notes then outstanding Any such amendment, modification, waiver, discharge or termination shall affect all Holders proportionally.

     7.4 Assignability. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

     7.5 Certain Expenses. The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (x) any amendment or waiver of this Note or any other Transaction Document, (y) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

     7.6 Governing Law. This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

     7.7 Transfer of Note and Noteholder Payment Amount. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred unless the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act. If such transfer is intended to assign the rights and obligations under 5(a), 5(b), 8, 9 and 10 of the Securities Purchase Agreement, such transfer shall otherwise be made in compliance with Article V of the Securities Purchase Agreement. The Holder may not transfer a portion of this Note to any Person if such transfer would result in an increase in the aggregate number of registered holders of this Note of more than four such holders without the prior written consent of the Company, which consent will not be unreasonably withheld. Any instrument issued upon any such transfer of a portion of this Note which results in such increase of one holder shall bear a legend that the holder thereof shall not be entitled to transfer such instrument in a manner which would further increase the aggregate number of registered holders of this Note without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that any remaining right of the Holder to transfer all or a portion of this Note may be transferred to the transferee by agreement between the Holder and the transferee. The Company shall provide such assistance as reasonably necessary to allow a transfer of this Note.

     7.8 Enforceable Obligation. The Company represents and warrants that at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Securities Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

     7.9 Note Register; Replacement of Notes. The Company shall maintain a register showing the names, addresses and telephone line facsimile numbers of the Holder and the registered holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

     7.10 Payment of Note on Redemption or Repurchase; Deposit of Redemption Price or Repurchase Price, Etc. (a) If this Note or any portion of this Note is to be redeemed as provided in Section 1.2 or repurchased as provided in Sections
4.1 and 4.2 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so redeemed or repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the applicable Optional Redemption Price or Repurchase Price. On and after the Optional Redemption Date or repurchase date so stated in such notice, provided that the Company shall have deposited with an Eligible Bank on or prior to such Optional Redemption Date or repurchase date, an amount sufficient to pay the applicable Optional Redemption Price or Repurchase Price, interest on this Note or the portion of this Note to be so redeemed or repurchased shall cease to accrue, and this Note or such portion hereof shall be deemed not to be outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so redeemed or repurchased except to receive payment of the applicable Optional Redemption Price or Repurchase Price. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be paid and redeemed or repurchased at the applicable Optional Redemption Price or Repurchase Price. If a portion of this
Note is to be redeemed or repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unredeemed or unrepurchased portion of the principal amount of this Note so surrendered.

     (b) Upon the payment in full of all amounts payable by the Company under this Note or the deposit thereof as provided in Section 7.10(a), thereafter the obligations of the Company under this Note shall be as set forth in this Article VII, and, in the case of such deposit, to pay the Optional Redemption Price or Repurchase Price, as the case may be, from the funds so deposited. Upon such payment or deposit, any Event of Default which occurred prior to such payment or deposit by reason of one or more provisions of this Note with which the Company thereafter is no longer obligated to comply, then shall no longer exist.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of the day and in the year first above written.

                                                DIRECT INSITE CORP.


                                                By:
                                                Name:
                                                Title:

                                   ASSIGNMENT

     For value received _________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or
other       Taxpayer        Identification       Number       of       assignee:
______________________________) the within Note, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said Note on the books of Direct Insite Corp., a Delaware corporation (the "Company"), with full power of substitution in the premises.

     In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Note is being transferred:

[  ]  To the Company or a subsidiary thereof; or

[  ]  To a QIB pursuant to and in compliance with Rule 144A; or

[ ] To an "accredited investor" pursuant to and in compliance with the 1933 Act; or

[  ]  Pursuant to and in compliance with Rule 144 under the 1933
Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the 1933 Act (an "Affiliate").

[  ]  The transferee is an Affiliate of the Company.

     Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:                                  NAME:

                                        Signature(s)

                                                                Exhibit A

                              DIRECT INSITE CORP.

                           OPTIONAL REDEMPTION NOTICE
               (Section 1.2 of Senior Subordinated Secured Note)

TO:
        (Name of Holder)

     (1) Pursuant to the terms of the Senior Subordinated Secured Note (the "Note"), Direct Insite Corp., a Delaware corporation (the "Company"), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Note in accordance with Section 1.2 of the Note as set forth below:

     (i) The principal amount of the Note to be redeemed is $ .

     (ii) The Optional Redemption Price is $ .

     (iii) The Optional Redemption Date is .

     (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________                  DIRECT INSITE CORP.


                                                By:
                                                Title:

                                                                Exhibit B

                              DIRECT INSITE CORP.

                                 COMPANY NOTICE
              (Section 4.2(a) of Senior Subordinated Secured Note)

TO:
        (Name of Holder)


     (1) A Repurchase Event described in the Senior Subordinated Secured Note (the "Note") of Direct Insite Corp., a Delaware corporation (the "Company"), occurred on , 200 . As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section 4.2 of the Note.

     (2) The Holder's repurchase right must be exercised on or before , 200 .

     (3) At or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Company:

     (a) a Holder Notice, in the form attached as Exhibit C to the Note; and

     (b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

     (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________          DIRECT INSITE CORP.


                                        By:
                                        Title:

                                                                Exhibit C

                              DIRECT INSITE CORP.

                                 HOLDER NOTICE
              (Section 4.2(b) of Senior Subordinated Secured Note)

TO:     DIRECT INSITE CORP.

     (1) Pursuant to the terms of the Senior Subordinated Secured Note (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 4.2(a) and 4.2(b) of $ of the Note, equal to the sum of $ principal amount of the Note, $ of accrued and unpaid interest on such principal amount and $ of Default Interest on such interest at the Repurchase Price provided in the Note.

     (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date:                                   NAME OF HOLDER:


                                        By:______________________________
                                        Signature of Registered Holder
                                        (Must be signed exactly as name
                                        appears in the Note.)

                                                                Exhibit D

GXS
Lenovo
IBM
EDS




                                       D-1